EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

Stock Purchase Agreement (this “Agreement”), dated as of March 21, 2012, by and among Platinum Energy Solutions, Inc., a Nevada corporation (the “Company”) and each entity and person that is listed on the signature pages hereto. Each such entity and person, together with its successors and permitted assigns, is referred to herein as a “Purchaser,” and all such entities and persons, together with their respective successors and permitted assigns, are collectively referred to herein as the “Purchasers.”

RECITALS

WHEREAS, the Company proposes to issue and sell to the Purchasers, pursuant to the terms and conditions set forth herein, up to 2,700,000 shares of the Company's common stock, par value $0.001 per share, for an aggregate purchase price of up to $13,500,000 (the “Shares”), which Shares will be immediately exchangeable into shares of the Company's Series B Preferred Stock (“Series B Preferred Stock”) upon such preferred stock being duly authorized by the Company's stockholders at a validly called stockholder meeting, as reflected in duly adopted amended and restated articles of incorporation of the Company (the “Offering”); and

WHEREAS, to the extent that the offerees do not purchase all of the Shares available for purchase in the Offering, two stockholders of the Company, Clearlake Capital Partners (Master) II, L.P. (“CCG”) and L. Charles Moncla, Jr. (it being understood and agreed that all references to Mr. Moncla include Mr. Moncla and all entities under Mr. Moncla's control) (together, either the “Requisite Investors” or the “Backstop Providers”), have agreed to purchase, pursuant to the terms and conditions set forth herein, any unsubscribed Shares remaining in the Offering in proportion to their respective pro rata ownership of the fully-diluted common stock of the Company prior to the Offering; and

WHEREAS, each Purchaser is willing to invest the maximum dollar amount set forth next to such Purchaser's name on the signature pages hereto to purchase Shares pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth herein, the Company and each Purchaser agree as follows:

Section 1. Sale and Purchase of the Shares.

(a)Offering.

(i)The Company shall offer the Shares to the Investors (as defined in the Company's Stockholders Agreement dated March 3, 2011, as amended (the “Stockholders Agreement”)), all other holders of equity in the Company (including, without limitation, warrant holders), certain non-stockholders, and officers and directors of the Company (with respect to such non-stockholders and officers and directors, as approved in all instances by the Requisite Investors). Each Purchaser shall set forth next to its name on the signature page hereto the maximum dollar amount such Purchaser is willing to invest, and execute and deliver such signature page to the Company no later than 12:00 pm New York City time on March 23, 2012; provided, however, the Company may extend such date upon the approval of the Company's Board of Directors.

(ii) To the extent that the Offering has not been fully subscribed, the Shares shall be allocated as follows:

(1)First, to the Purchasers, a portion of the Shares equal to the maximum dollar amount set forth next to such Purchaser's name on the signature page hereto.

(2)Second, to the Backstop Providers (or their designee(s)), who shall purchase the Shares that remain unsubscribed in the Offering in proportion to their proportional ownership of common stock of the Company prior to the commencement of the Offering.

(iii)To the extent that the Offering has been fully subscribed, the Shares shall be allocated as follows:

(1)First, to the Investors, a portion of the Shares equal to the quotient obtained by dividing (i) the number of shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”) held by such Investor by (ii) the total number of outstanding shares of Series A Preferred Stock.

(2)Second, to the extent that any Shares remain unsubscribed, to all other holders of equity of the Company (including, without limitation, common stockholders (other than those holders that were allocated and purchased Shares pursuant to Section 1(a)(v)), warrant holders that have not exercised their warrants in accordance with Section 1(a)(v), and the Investors) in proportion to the shares of common stock or common stock equivalents of the Company held by such equity holders.

(3)Third, to the extent that any Shares remain unsubscribed, to certain non-stockholders and officers and directors of the Company as approved in all instances by the Requisite Investors in such proportion as is determined by the Company in its sole discretion.

(4)Fourth, to the extent that any Shares remain unsubscribed, the Backstop Providers (or their designee(s)) shall purchase any Shares that remain unsubscribed in the Offering in proportion to their proportional ownership of common stock of the Company prior to the commencement of the Offering.

(iv)Notwithstanding anything set forth herein to the contrary, the Backstop Providers may, in all instances, whether in their capacities as Investors, Backstop Providers, or otherwise, designate for purchase by, or transfer to, any entity, entities or person(s) any or all Shares which such Backstop Providers have subscribed for purchase or purchased hereunder.

(v)Notwithstanding the foregoing, to the extent that the Offering has been fully subscribed, if a warrant holder exercises its warrants under that certain Warrant Agreement dated March 3, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as warrant agent, prior to the date and time set forth in Section 1(a)(i) (or otherwise delivers to the Company an irrevocable commitment to effect such exercise prior to the Expiration Date), and that such warrant holder has timely delivered a commitment to subscribe for Shares in accordance with the terms and conditions of this Agreement, then such exercising warrant holder shall be allocated for purchase a portion of the Shares equal to the product of the Shares multiplied by the quotient obtained by dividing (a) the number of shares of common stock received by such warrant holder upon exercise of its warrants by (b) the total number of outstanding shares of common stock of the Company on a fully-diluted basis. Thereafter, the Shares shall be allocated in accordance with Section 1(a)(iii).

(b)Sale and Purchase.

(i)Subject to the terms and conditions hereof, at the First Closing (as defined below) the Company shall offer to sell up to 2,700,000 Shares, pursuant to the terms and conditions hereof, at a purchase price of $5.00 per Share.

(ii)Subject to the terms and conditions hereof, from time to time after the First Closing, the Company shall offer to sell up to 2,700,000 Shares, less any Shares sold pursuant to the First Closing, pursuant to the terms and conditions hereof and on the same terms and conditions of the Shares sold at the First Closing, at a purchase price of $5.00 per Share.

(c)Closing, Delivery and Payment.

(i)The closing contemplated pursuant to Section 1(b)(i) (the “First Closing”), shall take place at 10:00 a.m. on the date hereof, at the offices of Kelley Drye & Warren LLP, 333 W. Wacker, Suite 2600, Chicago, Illinois 60606. From time to time after the First Closing until March 30, 2012 (or such date as extended upon the approval of the Company's Board of Directors) (the “Expiration Date”), the sales contemplated by Section 1(b)(ii) shall be held in one or more closings, at such time as the Company shall have notified the Purchasers (each, an “Additional Closing” and collectively, the “Additional Closings”). The First Closing and the Additional Closings are sometimes referred to herein collectively as the “Closings” and individually as a “Closing.” The date of any Closing shall be referred to as the “Closing Date.”

(ii)On a Closing, each Purchaser participating in such Closing shall deliver to the Company such Purchaser's purchase price by wire transfer of immediately available funds pursuant to the wire instructions set forth in Exhibit B. The purchase price shall be the product of the number of Shares purchased by such Purchaser times $5.00 (with respect to each Purchaser, the “Purchase Price”).

Section 2. Representations and Warranties of Each Purchaser.

Each Purchaser severally represents and warrants to, in each case as to itself only, the Company that:

(a)Such Purchaser acknowledges that, prior to the execution and delivery of this Agreement to the Company, such Purchaser has had an opportunity to review all of the Company's filings made with the Securities and Exchange Commission prior to making its decision to purchase the Shares, has had a full opportunity to ask questions of and receive answers from the Company and its management concerning the terms and conditions of an investment in the Company, and that such information is sufficient for Purchaser independently to evaluate the merits and risks of its investment.

(b)Such Purchaser is acquiring the Shares to be issued for its own account for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), that would be in violation of the Securities Act or any securities or “blue sky” laws of any state of the United States or other applicable law, and has no contract, agreement, undertaking or arrangement, and has no intention to enter into any contract, agreement, undertaking or arrangement to pledge such Shares or any part thereof (other than pledges to its own lenders).

(c)Such Purchaser has been advised by the Company that (i) the Shares are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(2) of the Securities Act and/or Regulation D under the Securities Act or pursuant to Regulation S under the Securities Act and neither the offer nor sale of any Shares has been registered under the Securities Act or any state or foreign securities or “blue sky” laws; (ii) the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that the undersigned must continue to bear the economic risk of the investment in its Shares unless the offer and sale of its Shares is subsequently registered under the Securities Act and all applicable state or foreign securities or “blue sky” laws or an exemption from such registration is available; (iii) it is not anticipated that there will be any public market for the Shares in the foreseeable future; (iv) when and if the Shares may be disposed of without registration in reliance on Rule 144 of the Securities Act (“Rule 144”), such disposition can be made only in limited amounts in accordance with the terms and conditions of such rule; (v) if the Rule 144 exemption is not available, public offer or sale of any Shares without registration will require the availability of another exemption under the Securities Act; (vi) a restrictive legend in a form satisfactory to the Company shall be placed on the certificates representing the Shares; and (vii) a notation shall be made in the appropriate records of the transfer agent for the Shares indicating that the Shares are subject to restrictions on transfer.

(d)Such Purchaser is either (i) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (4) or (7) of the Securities Act or (ii) a non-U.S. person within the meaning of Regulation S under the Securities Act (which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)) and is purchasing the Shares outside the United States in reliance upon Regulation S under the Securities Act and, in either case, has such knowledge, skill and experience in business, financial and investment matters so that the undersigned is capable of evaluating the merits, risks and consequences of an investment in the Shares and is able to bear the economic risk of loss of such investment, including the complete loss of such investment.

(e)Neither such Purchaser, nor its affiliates or any person acting on its or any of their behalf, has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the Offering.

(f)Such Purchaser is not, to its knowledge, purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser's knowledge, any other general solicitation or general advertisement.

(g)(i) This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes the valid, binding and enforceable agreement of such Purchaser except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affect creditor's rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) such Purchaser has all the requisite power and authority (and if applicable, capacity) to execute and deliver this Agreement and to perform its obligations hereunder.

(h)Such Purchaser, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and all other jurisdictions where such qualification is necessary in light of such Purchaser's activities; such investment will not result in any violation of or conflict with any term of the organizational documents of such Purchaser or any law or regulation applicable to it; and such Purchaser has not been organized or reorganized for the specific purpose, or for the purpose among other purposes, of acquiring the Shares.

(i)Such Purchaser acknowledges that the Company is a company with a limited operating history.

(j)Each Purchaser acknowledges that the Backstop Providers are affiliates of the Company and that such Backstop Providers may, in accordance with the terms and conditions set forth in Section 3(h), be paid a commitment fee and/or a backstop fee by the Company in connection with the Offering.

(k)All information which such Purchaser has provided to the Company concerning its financial position, and the knowledge of financial and business matters of the person making the investment decision on its behalf, is correct and complete as of the date hereof and may be relied upon.

Section 3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

(a)Incorporation and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has the requisite organizational power and authorization to own or lease its properties and to carry on its businesses as now conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on its financial condition, business, prospects or operations.

(b)Legal Power and Authority. The Company has the requisite organizational power and authority to enter into and perform its obligations under this Agreement and the documents contemplated hereby, and to issue each of the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the documents contemplated hereby and the performance of all of the obligations of the Company hereunder and thereunder have been duly authorized by the requisite corporate or other applicable proceedings and (other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States) no further filing or recordation is required by the

Company in connection therewith.

(c)Authorization and Binding Obligations. This Agreement and the documents contemplated hereby, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by the availability of equitable principals or by bankruptcy, insolvency, reorganizations, moratorium or other similar laws effecting creditors' rights generally.

(d)The Shares. The Company has all necessary power and authority to issue and deliver the Shares; the Shares have been duly authorized, and, when duly issued and delivered to Purchasers, the Shares will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws. None of the Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(e)Non-Contravention. The Company's execution and delivery of this Agreement and the documents contemplated hereby and performance of the Company's obligations hereunder and thereunder, including the issuance and sale of the Shares (i) will not result in any violation of the provisions of the charter or by laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of the Company or any of its subsidiaries pursuant to any material agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company's assets are subject and (iii) will not result in any violation of any law, rule, administrative regulation, order, judgment or administrative or court decree applicable to the Company or any subsidiary. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, mortgage, deed of trust, indenture, loan agreement, instrument or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(f)Consents. Other than (1) the filing of a Form D under the Securities Act with respect to the Shares as required under Regulation D, (2) such filings required under applicable securities or Blue Sky laws of the states of the United States, and (3) such filings as may be required under any rule or regulation promulgated by any U.S. regulatory authority, the Company and its subsidiaries are not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person or entity in order for the Company to execute, deliver or perform any of its obligations under or contemplated hereby, in each case, in accordance with the terms hereof or thereof or to consummate the Offering.

(g)No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

(h)Fees. The Company shall pay to each Purchaser that commits to subscribe for Shares by 12:00 p.m. (New York City time) on March 23, 2012 (or such date as extended upon the approval of the Company's Board of Directors), a fee for committing to subscribe for the Shares (provided that such Purchaser actually purchases such Shares in accordance with the terms and conditions hereof), payable by the issuance of 518,984 warrants to purchase shares of common stock of the Company on the business day immediately following the Expiration Date (the “Commitment Fee Warrants”). Each Commitment Fee Warrant shall be exercisable into one share of common stock of the Company at an exercise price of $3.00 per share and shall have a 10-year term. Each such Purchaser that actually purchases Shares in accordance with the terms and conditions hereof shall receive a pro rata portion of the Commitment Fee Warrants based on the subscription amount timely committed and purchased by such Purchaser to the total commitments of all Purchasers in the Offering. Additionally, the Company shall pay to the Backstop Providers a backstop fee for agreeing to purchase any Shares remaining in the Offering, payable by the issuance of 518,984 warrants to purchase shares of common stock of the Company (the “Backstop Fee Warrants”). Each Backstop Fee Warrant shall be exercisable into one share of common stock of the Company at an exercise price of $3.00 per share and shall have a 10‑year term. Each such Backstop Provider shall receive a pro rata portion of the Backstop Fee Warrants based on such Backstop Provider's existing ownership of common stock of the Company prior to the Offering. Except for the foregoing fees, no agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other fee or commission directly or indirectly in connection with the transactions contemplated herein.

Section 4. Covenants.

(a)Authorization of Preferred Stock. Within 40 days following the First Closing, the Company shall cause its articles of incorporation to be amended and restated at a validly called stockholders meeting to authorize an increase in the number of shares of preferred stock, par value $0.001 per share, of the Company from 20,000 shares to 100,000 shares, 13,500 of which will be designated as “Series B Preferred Stock,” having such rights, preferences, privileges and restrictions as set forth in Exhibit A attached hereto, which amended and restated articles of incorporation shall be in form and substance reasonably satisfactory to Requisite Investors.

(b)Exchange of Shares.
(i)Following the authorization of the Company's amended and restated articles of incorporation in accordance with the terms and conditions set forth in Section 4(a), and the filing of such articles with the Secretary of State of the State of Nevada, each Share shall be exchangeable at the office of the Company (or any transfer agent for such stock) into such number of fully paid and nonassessable shares of Series B Preferred Stock as is determined by dividing the number of shares of common stock to be exchanged by 200.

(ii)Before any holder of Shares shall be entitled to exchange the same into shares of Series B Preferred Stock, he, she, or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company, of the election to exchange the same and shall state therein the name or names in which the certificate or certificates for shares of Series B Preferred Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder a certificate or certificates for the number of shares of Series B Preferred Stock to which such holder shall be entitled.

(c)Amendment to Stockholders Agreement. Within 40 days following the First Closing, the Company and the Investors hereby agree to cause the Stockholders Agreement to be duly amended so that all of the Shares will be subject to, and receive all rights and privileges under, the Stockholders Agreement, including all registration rights described therein, upon conversion.

(d)Form D. The Company agrees to file a Form D with respect to the Shares as required under Regulation D under the Securities Act and to comply with any applicable state securities and “Blue Sky” laws in connection with the sale of the Shares.

(e)Publicity. Each Purchaser agrees that it will not issue any press release or otherwise make any public statement, filing or other communication regarding the Offering or the business, operations or financial condition of the Company without the prior written consent of the Company, except to the extent required by law or legal process, in which case the Purchaser shall provide the Company with prior written notice of such disclosure. The Company agrees that it will not publicly disclose the name of any Purchaser or include the name of any Purchaser, without the prior written consent of such Purchaser, in any press release or other public statement, filing or other communication, except (i) in any registration statement in which such Purchaser is identified as a selling securityholder, or (ii) to the extent required by law or legal process and except for Form D required for this Offering, in which case the Company shall provide such Purchaser with prior notice of such disclosure.

(f)Information. Each Purchaser covenants and agrees to promptly furnish to the Company any and all information concerning such Purchaser and its investment in the Company that the Company may from time to time reasonably request for the purpose of complying with any federal, state, local or foreign law, statute, rule, regulation or governmental or regulatory requirement, and each Purchaser warrants and represents that, at the time any such information is furnished to the Company, such information will be accurate and complete.

Section 5. Conditions to the Company's Obligation to Sell.

The obligation of the Company hereunder to issue and sell the Shares to any Purchaser at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing such Purchaser with prior written notice thereof:

(a)Each Purchaser shall have executed this Agreement, in a form reasonably satisfactory to the Company, and delivered the same to the Company.

(b)Each Purchaser shall have delivered to the Company such Purchaser's Purchase Price at the Closing by wire transfer of immediately available funds pursuant to the wire instructions set forth in Exhibit B.

(c)Each Purchaser shall have executed an addendum to the Stockholders Agreement (if not currently a stockholder of the Company), and delivered the same to the Company.

(d)The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(e)No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the transactions contemplated herein. In addition, no action, suit or proceeding before any court or any governmental agency shall have been commenced or threatened, no investigation by any governmental agency shall have been commenced and no action, suit or proceeding by any governmental agency shall have been threatened against any Purchaser or the Company (i) seeking to restrain, prevent or change the transactions contemplated herein or questioning the validity or legality of any of such transactions or (ii) which could reasonably be expected to have a material adverse effect on the Company's financial condition, business, prospects or operations.

Section 6. Conditions to Purchaser's Obligation to Purchase.
The obligation of each Purchaser hereunder to purchase the Shares at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by each Purchaser at any time in such Purchaser's sole discretion by providing the Company with prior written notice thereof.

(a)The Company shall have executed and delivered, to each Purchaser (i) this Agreement and (ii) the Shares being purchased by such Purchaser at the Closing pursuant to this Agreement, in each case, in form and substance reasonably satisfactory to such Purchaser.

(b)The representations and warranties of the Company contained herein shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the this Agreement to be performed, satisfied or complied with by the Company, as applicable, at or prior to the Closing Date. Each Purchaser or its agent shall have received certificates, executed by an authorized officer of the Company, dated as of the Closing Date, to the foregoing effect. The statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the transactions contemplated herein; and no stop order suspending the qualification or exemption from qualification of any of the Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of the Company after reasonable inquiry, be pending or contemplated as of the Closing Date.

(d)The Company shall have delivered to each Purchaser a Secretary's certificate certifying to (i) the incorporation and good standing of the Company in its jurisdiction of incorporation; (ii) qualification by such entity as a foreign corporation and good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which the Company operates as of a date within 30 days of the Closing

Date; and (iii) (A) the resolutions as adopted by the Company's Board of Directors authorizing this Agreement and the documents contemplated hereby and transactions contemplated hereunder and thereunder, and (B) the accuracy of attached copies of the charter and bylaws, or other organizational documents, of the Company and such other matters as reasonably requested by the Purchasers and as are customary for similar transactions.

(e)The Company shall have caused a person permitted by the Company's articles of incorporation to call a special meeting of stockholders to give notice to that effect in writing to the secretary of the Company for purposes of approving the Company's amended and restated articles of incorporation as set forth in Section 4(a).

Section 7. Waiver of Preemptive Rights

The Investors and warrant holders (who exercised their warrants in accordance with Section 1(a)(v)) that execute this Agreement hereby waive, solely in connection with the Offering, the provisions of Section 3 of the Stockholders Agreement, including, but not limited to, the right (i) to receive a Preemptive Rights Notice (as defined therein), (ii) to have five business days after delivery of the Preemptive Rights Notice to elect to subscribe for the Shares, and (iii) to be entitled to purchase a pro rata portion of the Shares not subscribed to by the Investors who received the Preemptive Rights Notice. The waiver of the rights set forth in this Section 7 shall not be deemed to be a waiver of any other right, power or remedy of the Investors under the Stockholders Agreement or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

Section 8. Miscellaneous.

(a)Notices. Any notice or other communication required or permitted to be provided hereunder shall be in writing and shall be delivered in person or by first class mail (registered or certified, return receipt requested), facsimile, electronic mail, or overnight air courier guaranteeing next day delivery. The address for such notices and communications shall be as follows:

If to the Company:
Platinum Energy Solutions, Inc.
2100 West Loop South, Suite 1601
Houston, TX 77027
Attention: Chief Financial Officer
Fax: 713-590-2827
E-mail: clegler@platinumenergysolutions.com

with copies to (which shall not constitute delivery):

Kelley Drye & Warren LLP
33 West Wacker Drive, 26th Floor
Chicago, IL 60606
Attention: Timothy R. Lavender, Esq.

Fax: 312-857-7095
E-mail: tlavender@kelleydrye.com

If to a Purchaser:

To the address set forth under such Purchaser's name on the signature pages hereto or such other address as may be designated in writing hereafter, in the same manner, by such person.

All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; when sent, if sent via electronic mail to the address set forth above provided that a mail delivery failure or similar message is not received by the sender; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Failure to provide a notice or communication to one party hereto or any defect in it shall not affect its sufficiency with respect to other parties hereto.

(b)Independent Nature of Purchaser's Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of each other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained in this Agreement or in any document contemplated hereby to which it is a party, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any document contemplated hereby. Each Purchaser acknowledges that no other Purchaser will be acting as agent of such Purchaser in enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(c)Governing Law; Jurisdiction. The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. No legal proceeding may be commenced, prosecuted or continued by any party hereto in any court other than the competent federal and state courts of the State of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each Purchaser hereby consents to the jurisdiction of such courts and personal service with respect thereto.

(d)Amendments and Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchasers representing a majority of the Shares purchased or to be purchased, and any amendment to this Agreement made in conformity with the provisions of this Section 8(d) shall be binding on the Purchasers and all holders of the Shares purchased under this Agreement, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party from whom such waiver is requested.

(e)Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates,

instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereunder.

(f)Entire Agreement. This Agreement supersedes all other prior oral or written agreements among the parties hereto and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

(g)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party.

(h)Counterparts; Facsimile Copies. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or electronic portable document format, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

(i)Severability. If any provision of this Agreement shall be invalid, unenforceable, illegal or void in any jurisdiction, such invalidity, unenforceability, illegality or voidness shall not affect the validly or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. In that case, the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining provisions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(k)No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l)Share Increments. All Shares purchased hereunder shall be purchased in increments of 200 Shares.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date set forth on such signature page.

Platinum Energy Solutions, Inc.

By:	/s/ J. Clarke Legler, II
Name:J. Clarke Legler, II
Title:Chief Financial Officer

PURCHASER
CLEARLAKE CAPITAL PARTNERS II (MASTER), L.P.

By:	Clearlake Capital Partners II GP L.P.
Its:	General Partner

By:	Clearlake Capital Partners LLC
Its:	General Partner

By:	CCG Operations, LLC
Its:	Managing Member

By:	/s/ José E. Feliciano
Name:José E. Feliciano
Title:Manager

Date:	March 22, 2012
Address:	233 Wilshire Blvd., Suite 800
Santa Monica, CA 90401

Maximum Amount Willing to Invest in Purchase of Shares (in U.S. Dollars): $8,000,000

PURCHASER
LUCKY CHARM RESOURCES, INC.

By:	/s/ L. Charles Moncla, Jr.
Name: L. Charles Moncla, Jr.
Title: President

Date:	3/21/12
Address:	PO Box 131368
Houston, TX 77219

Maximum Amount Willing to Invest in Purchase of Shares (in U.S. Dollars): $7,000,000.00

PURCHASER
DO S1 Limited

By:	/s/ Shawn Brick
Name: Shawn Brick
Title: Head of Product Control

Date:	03/23/2012
Address:	5th FLOOR,
33 GROSVENOR PLACE
LONDON, SW17HY
UK

Maximum Amount Willing to Invest in Purchase of Shares (in U.S. Dollars): $1,012,500

PURCHASER
KNIGHT CAPITAL HOLDINGS LLC

By:	/s/ Andrew M. Greenstein
Name: Andrew M. Greenstein
Title: Managing Director and Secretary

Date:	3/23/2012
Address:	545 WASHINGTON BLVD.
JERSEY CITY, NJ 07310

Maximum Amount Willing to Invest in Purchase of Shares (in U.S. Dollars): $100,000

PURCHASER

By:	/s/ William Restrepo
Name: William Restrepo

Date:	3/30/2012
Address:	3219 OAKMONT DR.
SUGAR LAND, TX 77479

Maximum Amount Willing to Invest in Purchase of Shares (in U.S. Dollars): $100,000.00

PURCHASER

By:	/s/ Mervin Dunn
Name: Mervin Dunn

Date:	4/5/2012
Address:	4737 Yantis Drive R.
New Albany, OH 43054

Maximum Amount Willing to Invest in Purchase of Shares (in U.S. Dollars): $100,000.00

Exhibit A
Series B Preferred Stock Description
Terms of Series B Preferred Stock

Series B Preferred Terms:

Dividends:  Holders of Series B Preferred Stock (“Series B Preferred Stock”) will be entitled to receive cumulative dividends at a rate of 5% per annum of the purchase price per share in preference to dividends to the holders of any Junior Securities (as defined below), payable, at the option of the Company, in cash or additional shares of Series B Preferred Stock (paid at the purchase price of such Series B Preferred during the 18-month period following the issuance of such Series B Preferred Stock, and thereafter at the fair market value of the Series B Preferred as determined by the Company's Board) on a quarterly basis, all subject to the terms of the Company's (a) indenture dated as of March 3, 2011, as amended, with The Bank of New York Mellon Trust Company, N.A., as to its senior notes, and (b) credit facility dated as of December 28, 2011 with JPMorgan Chase Bank, N.A. If the Company has not completed an Initial Public Offering (as defined below) within 18 months of issuance of the Shares, the dividend rate will increase to 10% per annum. For purposes of this term sheet, “Junior Securities” will mean all other series of capital stock of the Company when and if authorized by the board of directors, including, but not limited to the common stock of the Company and “Initial Public Offering” will mean the Company's first firm commitment underwritten public offering of its common stock (“Common Stock”) under the Securities Act. For the purposes hereof, a Qualified IPO (as defined below) shall be deemed an Initial Public Offering.

Liquidation Preference and Ranking:  In the event of any liquidation or winding up of the Company, any sale of all or substantially all of the assets of the Company, or a merger, or a consolidation of the Company (“Liquidity Event”), the holders of the Series B Preferred Stock will be entitled to receive, in preference to the holders of Junior Securities and pari passu with the holders of Series A Preferred Stock of the Company, an amount equal to the greater of (i) 1x the original investment amount plus any accrued or declared but unpaid dividends, if any (“Liquidation Preference”) or (ii) the amount to be received by such holders in connection with such Liquidity Event upon conversion of the Series B Preferred Stock to Common Stock.

Voting Rights: Series B Preferred Stock will have no voting rights.

Conversion:  Each share of Series B Preferred Stock will be convertible at any time, at the option of the holder, into shares of common stock. The total number of shares of common stock into which Series B Preferred Stock may be converted will be determined by multiplying each share of Series B Preferred Stock to be converted by 200 (“Conversion Ratio”).

Automatic Conversion Upon Qualified IPO:  The Series B Preferred Stock will be automatically converted to common stock at the then applicable Conversion Ratio upon consummation of an initial public offering of common stock in a nationally recognized exchange with total proceeds available to the public of $50 million or more and an implied pre-money equity market capitalization of at least $125 million (“Qualified IPO”); provided, that such automatic conversion shall be conditioned upon either (i) a price per share of common stock issued in connection with the Qualified IPO of at least $5.00 or (ii) the determination of the holders of at least 60% of the Series B Preferred Stock.

Automatic Conversion into New Preferred:  The holders of at least 60% of the Series B Preferred Stock shall have the right to cause all holders of Series B Preferred Stock to convert such shares of Series B Preferred Stock into a new series of preferred stock ("New Preferred"), if the Company consummates a transaction for the sale of such New Preferred with 90 days following the issuance of the first Share by the Company.

Anti-Dilution Protection:  The Conversion Ratio will be subject to weighted average anti-dilution adjustments for capital reorganizations, reclassifications or other changes or equity issuances below the Conversion Ratio (other than Exempt Share issuances). “Exempt Shares” means shares issued by the Company in connection with (i) the dividends on Series B Preferred Stock described above, (ii) conversion of the Series B Preferred Stock or any Junior Securities, (iii) public offerings, (iv) joint ventures, strategic alliances or acquisitions of other companies, (v) equipment leasing arrangements or loans to the Company by banks or financial institutions and (vi) equity issuances made to employees, consultants or directors pursuant to plans or other arrangements approved by the Board in connection with authorized carve-out transactions. For purposes of the definition of “Exempt Shares”, the phrase “approved by the Board” shall mean approval by at least four-fifths of the members of the Board.

Shareholder Rights:

Preemptive Rights:  Each holder of Series B Preferred Stock will have preemptive rights on all offerings of equity securities or securities convertible or exchangeable into equity securities in order to maintain its fully-diluted equity ownership at the time of such preemptive rights offer. Notwithstanding the provisions above, no preemptive rights will apply to (i) up to 1,044,816 shares of Common Stock issued, or deemed issued, pursuant to the Company's 2010 Omnibus Equity Incentive Plan, as adjusted each year pursuant to the terms thereby, (ii) except in subsection (i) above, equity compensation grants to (and exercises thereof by) employees, consultants or directors in connection with plans or other arrangements approved by the Board, (iii) the issuance of securities in connection with any joint venture, strategic alliance, acquisition or merger approved by the Board, (iv) securities issued or issuable by reason of a dividend, stock split, split-up, reclassification or reorganization or other similar event with respect to the capital stock of the Company, (v) securities issued by the Company in connection with any equipment leasing arrangement or debt financing from a bank or similar financial institution, or (vi) the issuance of shares of Common Stock issued in connection with an Qualified IPO For purposes of this section, the phrase “approved by the Board” shall mean approval by at least four-fifths of the members of the Board. The rights will terminate upon a Qualified IPO by the Company.

Drag Along Rights:  If a majority of the Company's stockholders or at least four-fifths of the members of the Board vote to pursue a Liquidity Event, all stockholders, including the Series B Preferred Stock, will be compelled to vote in favor of such action.

Tag Along Rights:  Each holder of Series B Preferred Stock shares will be entitled to sell their shares in a sale transaction with other selling shareholders on any sale of more than half of one percent (1/2%) of the voting equity securities of the Company by one or more of the Management Holders (as defined below). For the purpose of this term sheet, the term “Management Holder” will mean (a) any of (i) J. Clarke Legler, II; (ii) L. Charles Moncla, Jr.; and (iii) Milburn J. Duconte; and (b) any related party of any one or more of the persons listed in clause (a) above.

Registration Rights:  At the Company's cost, each holder of Series B Preferred Stock will be entitled to “piggy-back” registration rights on registrations of the Company, subject to the right of the Company and its underwriters to reduce in view of market conditions the number of shares of Series B Preferred Stock proposed to be registered in the offering.

Information Rights:  The holder of Series B Preferred Stock will have certain information rights with respect to the Company's finances, budget and operations, material litigation and otherwise, to be set forth in the definitive agreements.

Shareholder Rights of Preferred B Holders No Less Favorable Than Those of Other Holders. The preemptive rights, tag along rights, drag along rights, registration rights and information rights granted to the holder of Series B Preferred Stock will on terms no less favorable than those granted to any holder of any other previously issued class or series of capital stock.

For the avoidance of doubt, in the event of any conflict between this Shareholder Rights section and the terms of the Stockholders Agreement, the terms of the Stockholders Agreement shall prevail.

Exhibit B
Company's Wire Instructions
JPMorgan Chase Bank, N.A.
ABA 111000614
Acct. Name: Platinum Energy Solutions Inc.
Acct. #: 908120819